UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2017

LivaNova PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales (State or Other Jurisdiction of Incorporation)	001-37599 (Commission File Number)	98-1268150 (IRS Employer Identification No.)

20 Eastbourne Terrace
London, W2 6LG
United Kingdom
(Address of Principal Executive Offices)

+44 20 33250660
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 23, 2018, Mr. Stefano Gianotti, a member of the Board of Directors (“Board”) of LivaNova Plc (the “Company”) and a member of the Nominating and Corporate Governance Committee thereof, notified the Company of his resignation for personal reasons, effective immediately. Mr. Gianotti’s decision to resign is not due to any disagreement with the Company, including with respect to any matter relating to the Company’s operations, policies or practices.

(e)

On July 1, 2017, Mr. Brian Sheridan, employed as the Company’s general counsel until the termination of his employment effective February 8, 2017 (but who became a “named executive officer” with the filing with the SEC of the Company’s 2017 proxy statement on April 28, 2017), entered into a consultancy agreement with the Company’s Italian Branch (the “Consultancy Agreement”). Under the terms of the Consultancy Agreement, Mr. Sheridan will provide services in connection with the examination and, if appropriate, the execution of strategic options regarding a division of the Company.

Under the Consultancy Agreement, Mr. Sheridan will receive as consideration for his services the following retainer fees: (a) an upfront one-off retainer of €50,000; (b) a monthly retainer of €25,000 until such time as either the termination of the Consultancy Agreement or an agreement has been signed in respect of the sale of the aforementioned division of the Company; and (c) where an agreement has been signed in respect of the sale of the aforementioned division of the Company, from such signing, a monthly retainer of €15,000 until the termination of the Consultancy Agreement.

In addition to the above retainer fees, Mr. Sheridan is also eligible for a separate fee of €100,000 payable on each of the following events: (a) the signing of an agreement for the sale of the aforementioned division of the Company; (b) the closing of the sale transaction; and (c) the public announcement before December 31, 2017 of the Company’s intention to effect a sale of the aforementioned division. Mr. Sheridan is also eligible under the Consultancy Agreement to a lease vehicle consistent with the terms of any car policy applicable to employees of the Company in Italy and to a continuation of his health insurance and supplementary medical insurance benefits. Mr. Sheridan is subject to certain restrictions on taking other engagements or employment as well as being subject to an ongoing duty of confidentiality to the Company.

The Company may terminate the Consultancy Agreement on three months’ notice, but such termination has no effect on the payment of the success fees mentioned above.

The foregoing description of the Consultancy Agreement does not purport to be complete and is qualified in its entirety by reference to the full texts thereof filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits.

Exhibit	Description

10.1	Consultancy Agreement between LivaNova Plc Italian Branch and Brian Sheridan, dated July 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: March 26, 2018	By:/s/ Catherine Moroz
Name: Catherine Moroz
Title: Company Secretary